                                                                     EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT


We consent to the use of our reports dated March 29, 1996, relating to the consolidated balance sheets of PLATINUM technology, inc. and subsidiaries as of December 31, 1994 and 1995, and the related statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, and related schedule, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus. Our reports were based in part on the reports of other auditors.

                                       /s/KPMG Peat Marwick LLP
                                       ------------------------
                                       KPMG Peat Marwick LLP


Chicago, Illinois
November 18, 1996